Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Fairchild Semiconductor International, Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-52060) on Form S-4, the registration statements (Nos. 333-107290, 333-75678 and 333-84094) on Form S-3 and the registration statements (Nos. 333-107342, 333-31812, 333-40412, 333-40416, 333-44432, 333-53620, 333-84439, 333-84747, 333-82694, 333-119595, 333-130021, 333-130023, 333-140144, 333-140145 and 333-148809) on Form S-8 of Fairchild Semiconductor International, Inc. (Fairchild Semiconductor) of our report dated February 28, 2008, with respect to the consolidated balance sheets of Fairchild Semiconductor as of December 30, 2007 and December 31, 2006, and the related consolidated statements of operations, comprehensive income (loss), cash flows and stockholders’ equity for each of the years in the three-year period ended December 30, 2007, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of December 30, 2007, which report appears in the December 30, 2007 annual report on Form 10-K of Fairchild Semiconductor.

As discussed in Note 8 to the consolidated financial statements, Fairchild Semiconductor International, Inc. adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective December 26, 2005.

/s/ KPMG LLP
Boston, Massachusetts
February 28, 2008